HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com News Release For Information Contact: Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563) 272-7400 Jack D. Herring, Investor Relations Manager (563) 506-9783 HNI CORPORATION INCREASES EARNINGS GUIDANCE FOR SECOND QUARTER AND FISCAL YEAR 2016 MUSCATINE, Iowa (June 10, 2016) – HNI Corporation (NYSE: HNI) today announced increased earnings guidance for the second quarter and fiscal year 2016 in advance of previously scheduled meetings with investors and analysts next week at the Neocon office furniture trade show. HNI expects to report second quarter non-GAAP net income per diluted share of $0.62 to $0.67 on a sales decrease of 6 to 8 percent over the prior year quarter. This compares to prior guidance of non-GAAP net income per diluted share of $0.54 to $0.59 on a sales decrease of 4 to 7 percent. “We expect to deliver better than projected earnings driven by outstanding operational execution, material and operations productivity, and strong returns on prior investments. Our businesses are competing well and are positioned to deliver significant long-term profitable growth,” said Stan Askren, HNI Corporation Chairman, President, and Chief Executive Officer. The Corporation now estimates full year non-GAAP earnings per diluted share to be in the range of $2.70 to $2.90 on a sales decrease of 1 to 3 percent over the prior year. This compares to prior guidance of non- GAAP earnings per diluted share of $2.40 to $2.70 on a sales decrease of 2 to 4 percent.

Investor Presentation The Corporation’s investor presentation will be available on the Corporation’s website at www.hnicorp.com. About HNI Corporation HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments. HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products. The Corporation's strong brands have leading positions in their markets. More information can be found on the Corporation's website at www.hnicorp.com. Forward-looking Statements This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share for the second quarter and full fiscal year 2016. Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation’s ability to successfully complete its business software system implementation; the Corporation’s ability to implement price increases; changes in the sales mix of products; the Corporation's ability to achieve the anticipated benefits from closures and structural alignment initiatives; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation undertakes no obligation to update, amend or clarify forward-looking. Non-GAAP Financial Measures This press release includes financial guidance relating to non-GAAP earnings per diluted share (EPS). This non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. The Corporation computes this measure by adjusting GAAP EPS to remove the impact of certain recurring and non- recurring charges and gains and the tax effect of these adjustments. We exclude these items for purposes of calculating the non-GAAP measure to facilitate financial and operational decision making and as a means to evaluate period-to-period comparisons. We are unable to provide a reconciliation of our forward- looking estimate of non-GAAP EPS to a forward-looking estimate of GAAP EPS because certain information needed to make a reasonable forward-looking estimate of GAAP EPS for the second quarter and full fiscal year 2016 is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated nonrecurring items not reflective of ongoing operations. Accordingly, a reconciliation of our non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. ###